UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: March 21, 2006

GABRIEL TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

000-23415

22-3062052

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(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

4538 S. 140th Street

Omaha, Nebraska 68137

 (Address of Principal Executive Offices) (Zip Code)

_____________________________________________

(Former Address of Principal Executive Offices (Zip Code)

(402) 614-0258

(Registrant's telephone number, including area code)

_________________________________________________

(Former Name or Former address, if changed since Last Report)

ITEM 1.01   Entry into a Material Definitive Agreement

The information set forth under Items 5.02 and 3.02 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01, as are the Board Member Letter Agreements or Summary Statements attached as Exhibits to this Current Report on Form 8-K.

ITEM 3.02  Recent Sales of Unregistered Securities

At March 24, 2006, as part of a private offering of up to 1,500,000 shares of Company’s common stock at $1.00 per share, which offering has not closed, Company has sold 1,200,000 shares of common stock at the price of $1.00 per share, for a total received of $1,200,000.00.  All shares sold as part of this private sale were common shares that have not been registered under securities law in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933, as amended.  The shares were granted with registration rights.

ITEM 5.02

  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At a meeting of the Board of Directors held on March 21, 2006, Gabriel Technologies Corporation (the “Company”) appointed six new directors of the Company:  Steven Campisi, Dennis Blackman, Roy G. Breeling, Jerry Suess, Darius Anderson, and James Moran.  Messrs Campisi, Blackman, Breeling, Suess, Anderson and Moran serve in addition to Mr. Keith Feilmeier, who was previously the sole director, and who continues in his capacity as Chairman of the Board and President and CEO of the Company. The new director appointments are effective as of March 21, 2006.  Messrs. Campisi, Blackman and Breeling were appointed to 3-year terms, and Messrs. Suess, Anderson and Moran were appointed to 2-year terms.  All new Directors except Mr. Campisi (the “outside Directors’) signed Letter Agreements, attached hereto.  Each new outside Director will be paid $25,000.00 per year for service on the Board, which amounts will be paid quarterly. For each year of service, each new outside Director will receive 100,000 shares of Common Stock and 150,000 options at $1.00 per share.  At the beginning of both the second and third year of the appointment, the each of the new outside Directors will receive options for 25,000 shares.  The options shall be fully vested in the company if it is sold or merged, or if a Director is terminated.  Directors are eligible to participate in the Annual Stock Incentive Plan.  Directors will be reimbursed for out-of-pocket expenses and travel expenses incurred in attending Board meetings.  The Company will pay Directors’ and Officers’ liability insurance policy premiums on behalf of the Directors.  The Company will also pay certain continuing education expenses of the Directors.  The description of board member benefits is qualified by reference to the copy of Board Member Letters filed as Exhibits to this Current Report on Form 8-K, and incorporated by reference herein.

At the time of this report, Dennis Blackman will be Chairman of the Audit Committee and Roy Breeling will be Chairman of the Compensation Committee. Each will receive additional compensation of $25,000 per year for such service, as reflected in the form of Board Member Letters attached as Exhibits 99.2a and 99.2b.

Steven Campisi is the President of Digital Defense™ Group and founder of Dataflo Corporation. Mr. Campisi has been utilizing innovative high-tech solutions to increase business efficiency for more than 20 years.

Dennis Blackman is currently President of Blackman & Associates ,P.C. and CBIZ Tax & Advisory Services of Nebraska, Inc.. Mr. Blackman has been involved in the accounting profession for the past thirty years.

Roy Breeling has been employed since January 2000 by TTI Technologies, Inc, a company with primary interests in the energy and waste industries. Mr. Breeling is currently Executive Vice President and General Counsel of TTI Technologies.

Jerry Suess is the founder and CEO of Nebraska Leasing Services, Inc. in Omaha, NE. Nebraska Leasing Services, Inc. was founded in 1984. Mr. Suess is founder and director of JJ Development in SC.  Mr. Suess just ended his term as director of Hilton Hotels in SC.

Darius Anderson is the founder and CEO of Platinum Advisors, LLC, a government relations and public affairs firm, and Kenwood Investments, LLC, a California private equity real estate development firm. Mr. Anderson is currently the new Chair of the National Advisory Board at The Institute of Governmental Studies at UC California at Berkeley, a member of the Toigo Foundation’s Board of Directors, and serves on the Board of Directors of the Jackie Robinson Foundation.

Jim Moran formed JMVentures in 2004 to focus on investing in early stage companies assisting them with technological and market insight, team building, sales, marketing and general business development initiatives.  Prior to JMVentures, Mr. Moran co-founded edocs Corporation in 1998 and served as its EVP of Sales & Marketing and member of the Board of Directors. Mr. Moran also served on the Board of Directors of BankFirst National, a publicly traded savings and loan with approximately $1.5 billion.

Item 9.01  Financial Statements and Exhibits.

(a)

Exhibits

99.1

Form of Board Member Letter provided to Mssrs. Anderson, Suess, and Moran

99.2

Form of Board Member Letter provided to Mssrs. Blackman and Breeling

99.3

Summary Statement of Campisi and Outside Directors’ Directorship Terms

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GABRIEL TECHNOLOGIES CORPORATION

March 27, 2006

By:  /s/    Keith Feilmeier

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Keith Feilmeier

President & CEO

Index to Exhibits

99.1

Form of Board Member Letter provided to Mssrs. Anderson, Suess, and Moran

99.2

Form of Board Member Letter provided to Mssrs. Blackman and Breeling

99.3

Summary Statement of Campisi and Outside Directors’ Directorship Terms